For the semi-annual period ended June 30, 2006.
File number 811-02992
Dryden National Municipals Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

California Income Series and California Series of Dryden California Municipal Fund

Dryden National Municipals Fund, Inc.

Florida Series, New Jersey Series, New York Series, and
Pennsylvania Series
of Dryden Municipal Series Fund

Dryden International Equity Fund and Jennison Global Growth
Fund
of Prudential World Fund, Inc.

Supplement dated June 9, 2006

Proposed Reorganizations

The Boards of Trustees of Dryden California Municipal Fund and
Dryden Municipal Series Fund and the Boards of Directors of Dryden National Municipals Fund, Inc. and Prudential World Fund, Inc.
recently approved: (i) the California Reorganization (as described below); (ii) each of the National Reorganizations (as described below); and (iii) the International Reorganization (as described below).

California Reorganization
Target
Fund
Acqui
ring
Fund
California
Series of
Dryden
California
Municipal
Fund
Califo
rnia
Incom
e
Series
of
Dryde
n
Califo
rnia
Munic
ipal
Fund

National Reorganizations
Target Funds
Acqui
ring
Fund
Florida Series
of Dryden
Municipal
Series Fund
New Jersey
Series of
Dryden
Municipal
Series Fund
New York
Series of
Dryden
Municipal
Series Fund
Pennsylvania
Series of
Dryden
Municipal
Series Fund
Dryde
n
Natio
nal
Fund
Munic
ipals
Fund,
Inc.


International Reorganization
Target
Fund
Acqui
ring
Fund
Jenniso
n
Global
Growth
Fund of
Prudenti
al
World
Fund,
Inc.
Dryde
n
Intern
ational
Equity
Fund
of
Prude
ntial
World
Fund,
Inc.




Pursuant to these proposals, the assets and liabilities of each Target Fund would be exchanged for shares of the corresponding Acquiring
Fund. The Acquiring Fund shares to be received by Target Fund shareholders in a reorganization will be equal in value, will be of the same class, and will be subject to the same distribution fees, account maintenance fees, and sales charges, including contingent deferred sales charges, if any, as the Target Fund shares held by such shareholders immediately prior to the reorganization

 Each reorganization transaction is subject to approval by the shareholders of the relevant Target Fund. It is anticipated that proxy statements/prospectuses relating to the transactions will be mailed to Acquired Fund shareholders on or about August 2006 and that the special meetings of Target Fund shareholders will be held on or about October 2006. Shareholder approval of any one reorganization is not contingent upon shareholder approval of any other reorganization.

Under the terms of the proposals, shareholders of a Target Fund would become shareholders of the corresponding Acquiring Fund. No sales charges would be imposed in connection with the proposed transfer.
The Acquiring Funds and the Target Funds anticipate obtaining opinions of special tax counsel that the transactions will not result in any adverse federal income tax consequences to any Acquiring Fund, any Target Fund, or their respective shareholders.




LR0052